Exhibit 99.1

MASSBANK CORP.	April 25, 2007
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS FIRST QUARTER 2007 EARNINGS OF

$2.08 MILLION OR $0.48 PER SHARE

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $2,081,000 or $0.48 in diluted earnings per share for the first quarter 2007, compared with net income of $1,810,000 or $0.41 in diluted earnings per share in the first quarter of 2006. Basic earnings per share in the recent quarter were $0.48 per share compared to $0.42 per share in the first quarter of the prior year. The Company’s first quarter 2007 earnings include an after tax benefit of $660,000 or $0.15 in diluted earnings per share from a change in accounting rules for valuing certain financial instruments at fair value.

Effective January 1, 2007, the Company elected early adoption of Statement of Financial Accounting Standards (“SFAS”) No. 159 and No. 157. SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” was issued in February 2007 and permits the measurement of selected eligible financial instruments at fair value at specified election dates. Upon adoption of SFAS No. 159, the Company selected the fair value option for all its U.S. Treasury and Government Agency securities available for sale, a portfolio totaling $261.3 million as of January 1, 2007. The initial fair value measurement of these securities resulted in a $2.2 million cumulative effect adjustment, net of tax, recorded as a reduction in retained earnings as of January 1, 2007. This charge to retained earnings has no overall impact on total stockholders’ equity because the fair value adjustment had previously been included as an element of stockholders’ equity in the accumulated other comprehensive loss account. Under the provisions of SFAS No. 159, the cumulative-effect adjustment is a one-time charge to retained earnings and will not be recognized in current earnings. None of the eligible securities selected were sold during the first quarter 2007. The Company intends to account for certain selected financial assets at fair value under Statement No. 159 with changes in fair value recognized in earnings on an ongoing basis.

As a result of the Company’s election to early adopt SFAS No. 159, the Company recorded $1,014,000 of pretax unrealized trading gains ($660,000 net of taxes) in its first quarter earnings for the change in fair value of the selected securities noted above from the election date of January 1, 2007 to March 31, 2007.

The Company’s return on average assets and return on average equity for the first quarter of 2007 improved to 1.01% and 7.79%, respectively, from 0.82% and 6.91%, respectively, for the first quarter of 2006. The net interest margin for the first quarter of 2007 was 2.39% compared to 2.53% for the same quarter of the prior year.

Income Statement

Net interest income for the first quarter 2007 decreased by $650,000 or 11.9% as the bank continued to be challenged by the current inverted yield curve environment (an environment where short-term rates actually exceed long-term rates) and increased funding costs. This has resulted in a decrease of 14 basis points in net interest margin in the recent quarter compared to the same quarter of 2006. Average earning assets for the first quarter of 2007 declined to $803.4 million, from $863.0 million in the first quarter of the prior year due to a lower deposit base. This is due in part to intense competition for short-term deposits.

April 25, 2007

Page Two

Non-interest income for the three months ended March 31, 2007 increased $879,000 or 143.9% to $1,490,000 from $611,000 for the same period in 2006. This increase is due primarily to an increase in net securities gains of $883,000, from $251,000 in the first quarter 2006 to $1,134,000 in the recent quarter. Net securities gains in the first quarter 2007 were comprised of $1,049,000 in net gains on trading securities and net gains on available for sale securities of $85,000. This compares to net gains on trading securities and available for sale securities of $238,000 and $13,000, respectively, for the same quarter in 2006. The net gains on trading securities for the first quarter 2007 consisted of $1,014,000 in pretax unrealized trading gains resulting from the early adoption of SFAS No. 159 discussed earlier, realized trading losses on equity securities of $27,000, unrealized trading gains on equity securities of $60,000 and realized gains on other securities of $2,000. Other non-interest income consisting of deposit account service fees, option fees and other income totaled $356,000 for the three months ended March 31, 2007 compared to $360,000 for the same period in 2006.

Non-interest expense for the three months ended March 31, 2007, decreased $207,000 or 6.3% to $3,100,000 compared to $3,307,000 for the same period in 2006. Salaries and employee benefits increased $16,000 or less than 1%. Included in salaries and employee benefits for the three months ended March 31, 2007 and March 31, 2006 were stock–based compensation costs of $20,000 and $10,000, respectively.

Deferred compensation plan expense decreased $44,000 in the recent quarter compared to the same quarter last year. This decrease was essentially offset by the lower earnings on plan assets reflected in non-interest income of $46,000.

Occupancy and equipment expense decreased $71,000 or 11.8% to $531,000 for the three months ended March 31, 2007 from $602,000 for the same period in 2006. The decrease is due primarily to a reduction in building and equipment depreciation expense, and a reduction in costs for snow removal this winter.

Professional services expense decreased $40,000 or 23.8% to $128,000 in the recent quarter compared to $168,000 for the same quarter last year due primarily to a reduction in legal fees.

All other company expenses decreased 68,000 or 11.8% to $509,000 for the three months ended March 31, 2007 compared to $577,000 for the same period in 2006 due to reductions in a various types of expenses.

Balance Sheet

The Company’s total assets decreased $62.3 million to $828.2 million at March 31, 2007, from $890.5 million at March 31, 2006. Deposits decreased $60.9 million or 7.9% year-over-year from $775.2 million at March 31, 2006 to $714.3 million at March 31, 2007. Stockholders’ equity increased $4.5 million or 4.3% to $108.6 million at March 31, 2007, from $104.1 million at March 31, 2006. Book value per share increased $1.01 or 4.2% to $25.04 per share at March 31, 2007, from $24.03 per share at March 31, 2006.

The Company’s non-accrual loans remain near historical lows totaling $148,000 at March 31, 2007, representing 0.07% of total loans. This compares to $130,000 representing 0.06% of total loans at March 31, 2006. At March 31, 2007, the Bank’s allowance for loan losses totaled $1.382 million representing 0.68% of total loans compared to $1.247 million representing 0.56% of total loans at March 31, 2006. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $345,000 at March 31, 2007 compared to $517,000 a year earlier. This is intended to protect the Bank against possible losses on loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

April 25, 2007

Page Three

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.28 per share. This, the Company’s eighty-third consecutive dividend, will be payable on May 18, 2007 to stockholders of record at the close of business on May 3, 2007.

Stock Repurchase Program

The Company did not repurchase any of its common stock during the recent quarter. As of March 31, 2007, there were 123,217 shares available for repurchase in the current program.

Annual Meeting of Stockholders

At the Annual Meeting of Stockholders of MASSBANK Corp. held on Tuesday, April 17, 2007, stockholders voted to elect Alexander S. Costello, Stephen E. Marshall, Paul J. McCarthy and Nalin M. Mistry to serve as Directors of the Company until the 2010 Annual Meeting of Stockholders.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

April 25, 2007

Page Four

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

(Unaudited)

($ in thousands except share data)

	Three Months Ended March 31,
	2007	2006
For the Period Ended
Total interest and dividend income	$9,979	$9,801
Total interest expense	5,188	4,360

Net interest income	4,791	5,441
Provision (credit) for loan losses	—	—

Net interest income after provision (credit) for loan losses	4,791	5,441
Gains on securities, net	1,134	251
Other non-interest income	356	360
Non-interest expense	3,100	3,307
Income tax expense	1,100	935

Net income	$2,081	$1,810

Weighted Average Common Shares Outstanding
Basic	4,335,589	4,339,812
Diluted	4,361,453	4,376,936

Per Common Share
Earnings:
Basic	$0.48	$0.42
Diluted	0.48	0.41
Cash dividends paid	0.28	0.27
Book value (period end)	25.04	24.03

Ratios (1)
Return on average assets	1.01%	0.82%
Return on average equity	7.79	6.91
Net interest margin	2.39	2.53
Total equity to assets (period end)	13.12	11.69

	At March 31,
	2007	2006
At Period End
Assets	$828,181	$890,509
Deposits	714,298	775,232
Total loans	203,370	222,260
Stockholders’ equity	$108,626	$104,121
Common shares outstanding	4,338,154	4,333,629

Asset Quality
Non-accrual loans	$148	$130
Real estate acquired through foreclosure	—	—

Total non-performing assets	$148	$130
Allowance for loan losses	$1,382	$1,247

Non-accrual loans to total loans	0.07%	0.06%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

April 25, 2007

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At March 31, 2007	At March 31, 2006
Assets:
Cash and due from banks	$7,464	$9,623
Short-term investments	163,698	167,397

Total cash and cash equivalents	171,162	177,020

Interest-bearing deposits in banks	—	641
Term federal funds sold	50,000	—
Securities available for sale, at market value (amortized cost of $140,743 in 2007 and $457,911 in 2006)	140,415	450,371
Securities held to maturity, at amortized cost (market value of $5,101 in 2007 and $5,702 in 2006)	5,208	5,910
Trading securities, at market value	240,042	8,833
Loans:
Mortgage loans	193,661	212,623
Other loans	9,709	9,637

Total loans	203,370	222,260
Allowance for loan losses	(1,382)	(1,247)

Net loans	201,988	221,013

Premises and equipment	7,238	6,938
Real estate held for resale	425	—
Accrued interest and income receivable	4,726	4,663
Goodwill	1,090	1,090
Deferred income tax asset, net	2,620	4,228
Other assets	3,267	9,802

Total assets	$828,181	$890,509

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$75,967	$84,188
Savings	333,266	414,408
Time certificates of deposit	305,065	276,636

Total deposits	714,298	775,232
Escrow deposits of borrowers	993	1,031
Accrued income taxes, net	419	637
Allowance for loan losses on off-balance sheet credit exposures	345	517
Other liabilities	3,500	8,971

Total liabilities	719,555	786,388

Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,870,817 and 7,829,292 shares issued in 2007 and 2006, respectively	7,871	7,829
Additional paid-in capital	58,401	57,397
Retained earnings	105,686	105,380

	171,958	170,606
Treasury stock at cost 3,532,663 and 3,495,663 shares in 2007 and 2006, respectively	(62,902)	(61,692)
Accumulated other comprehensive loss	(430)	(4,793)
Shares held in rabbi trust at cost, 17,944 and 15,644 shares in 2007 and 2006, respectively	(426)	(351)
Deferred compensation obligation	426	351

Total stockholders’ equity	108,626	104,121

Total liabilities and stockholders’ equity	$828,181	$890,509

April 25, 2007

Page Six

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	March 31, 2007	March 31, 2006
Interest and dividend income:
Mortgage loans	$2,676	$2,890
Other loans	193	180
Securities available for sale:
Mortgage-backed securities	1,806	1,798
Other securities	31	2,844
Mortgage-backed securities held to maturity	69	79
Trading securities	2,637	82
Federal funds sold	2,180	1,922
Other investments	387	6

Total interest and dividend income	9,979	9,801

Interest expense:
Deposits	5,188	4,360

Total interest expense	5,188	4,360

Net interest income	4,791	5,441
Provision (credit) for loan losses	—	—

Net interest income after provision (credit) for loan losses	4,791	5,441

Non-interest income:
Deposit account service fees	83	90
Gains on securities available for sale, net	85	238
Gains on trading securities, net	1,049	13
Option fees	75	—
Deferred compensation plan income	25	71
Other	173	199

Total non-interest income	1,490	611

Non-interest expense:
Salaries and employee benefits	1,884	1,868
Deferred compensation plan expense	48	92
Occupancy and equipment	531	602
Data processing	146	143
Professional services	128	168
Advertising and marketing	33	37
Deposit insurance	28	34
Other	302	363

Total non-interest expense	3,100	3,307

Income before income taxes	3,181	2,745
Income tax expense	1,100	935

Net income	$2,081	$1,810

Weighted average common shares outstanding:
Basic	4,335,589	4,339,812
Diluted	4,361,453	4,376,936
Earnings per share (in dollars):
Basic	$0.48	$0.42
Diluted	0.48	0.41